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                                                                   EXHIBIT 23.3



              Consent of Independent Certified Public Accountants

American Realty Trust, Inc.
   Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 1997, relating to the consolidated financial statements and schedules of Income Opportunity Realty Investors, Inc. and the financial statements and schedules of Tri-City Limited Partnership appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


                                                /s/ BDO SEIDMAN, LLP
                                                BDO Seidman, LLP


Dallas, Texas
April 25, 1997